Exhibit 10.2

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version
JOINDER AND LOCK-UP AGREEMENT
This Joinder and Lock-up Agreement (this “Agreement”) is made and entered into as of July 31, 2024 by and among Blaze Capital Funding 5, LLC, a Wyoming limited liability company (the “Seller”), Opportunity Financial, LLC, a Delaware limited liability company (the “Company”), and OppFi Inc., a Delaware corporation (“PubCo”), pursuant to and in connection with that certain Third Amended and Restated Limited Liability Company Agreement of the Company dated as of July 20, 2021 (the “LLC Agreement”). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the LLC Agreement.
    WHEREAS, the Seller has acquired 734,851 Class A Common Units of the Company (the “Class A Common Units”) pursuant to that certain Securities Purchase Agreement, dated the date hereof, by and among the Company, Opportunity Financial SMB, LLC, the Seller and the Seller principals (the “Purchase Agreement”) and, as a condition thereof, the Seller has agreed to join in and become a party to the LLC Agreement in accordance with the terms hereof and thereof; and
    WHEREAS, the parties have agreed to certain restrictions regarding the Seller’s ability to transfer the Class A Common Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
1Agreement to be Bound. The Seller hereby joins in and becomes a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement (including all transfer restrictions) as though an original party thereto and shall be deemed a Member for all purposes thereof.
2Representations and Warranties. The Seller represents and warrants that all of the representations and warranties made by the Seller in the Purchase Agreement are true and correct and hereby further makes all of the representations and warranties contained in Section 2.10 of the LLC Agreement as if the Seller was a Member and original party thereto.
3Lock-Up.
(a) The Seller agrees not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) beneficially owned or otherwise held by the Seller during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 3(d) of this Agreement. The “Lock-Up Period” shall be (i) with respect to 1/5 of the Lock-Up Shares, one (1) year from the date hereof, (ii) with respect to 1/5 of the Lock-Up Shares, two (2) years from the date hereof, (iii) with respect to 1/5 of the Lock-Up Shares, three (3) years from the date hereof, (iv) with respect to 1/5 of the Lock-Up Shares, four (4) years from the date hereof and (v) with respect to 1/5 of the Lock-Up Shares, five (5) years from the date hereof, or earlier, in each case, if, PubCo consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of PubCo’s stockholders having the right to exchange their Class A Shares for cash, securities or other property. “Lock-Up Shares” means the Class A Common Units. For the avoidance of doubt, for all purposes under the LLC Agreement and notwithstanding anything to the contrary therein, the Lock-Up Shares shall be deemed to be “Lock-Up Shares” under the LLC Agreement and the Lock-Up Period shall be deemed to be a “Lock-Up Period” under the LLC Agreement.
(b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement and the LLC Agreement shall be null and void, and the Company and PubCo shall refuse to recognize any such Transfer for any purpose.
(c) The Seller acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement or the LLC Agreement, the Class A Units, the Class V Shares and Class A Shares, in each case, beneficially owned by the Seller shall remain subject to any restrictions on Transfer under applicable securities laws of any governmental entity, including all applicable holding periods under the Securities Act and other rules of the SEC.
(d) Notwithstanding anything to the contrary contained in this Agreement or the LLC Agreement, during the Lock-Up Period the Seller may Transfer, without the consent of PubCo, all, but not less than all, of the Seller’s Lock-Up Shares to (i) any one of the Seller’s Permitted Transferees, upon written notice to PubCo or (ii) (a) a charitable organization, upon written notice to PubCo; (b) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (c) in the case of an individual, pursuant to a qualified domestic relations order; or (d) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their Class A Shares for cash, securities or other property; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii)(a), clause (ii)(b) or clause (ii)(c) above, (x) the restrictions and obligations contained in this Section 4 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such transferee is a Permitted Transferee in accordance with this Agreement. Any transferee of Lock-Up Shares that is a Permitted Transferee of the Seller shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder, whereupon such transferee will be treated as a party (with the same rights and obligations as the Seller) for all purposes of this Agreement.
4Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, except as specifically set forth in the LLC Agreement, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon the Seller and its successors and assigns.
5Notices. For purposes of Section 15.7 of the LLC Agreement, all notices, demands or other communications to the Seller shall be directed to:
    2

Blaze Capital Funding 5, LLC
[***]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 31st day of July, 2024.
BLAZE CAPITAL FUNDING 5, LLC
By:      /s/ Craig Hecker
Name:      Craig Hecker
Title:    Managing Member

OPPORTUNITY FINANCIAL, LLC
By:          /s/ Todd Schwartz
Name:      Todd Schwartz
Title:    Chief Executive Officer

OPPFI INC.
By:          /s/ Todd Schwartz
Name:    Todd Schwartz
Title:    Chief Executive Officer

Signature Page to Joinder and Lock-up Agreement